EXHIBIT 10.1

THIRD MODIFICATION AGREEMENT TO BORROWING BASE REVOLVING

LINE OF CREDIT AGREEMENT

DATE:	As of October 23, 2006

PARTIES:
	Borrower:	WILLIAM LYON HOMES, INC., a California corporation

	Guarantor:	WILLIAM LYON HOMES, a Delaware corporation

	Bank:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), and WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), hereby enter into this Third Modification Agreement (the “Modification”) to the Borrowing Base Revolving Line of Credit Agreement dated as of June 28, 2004, as modified by a Modification Agreement, dated as of December 7, 2004, and as further modified by a Second Modification Agreement, dated as of July 14, 2005 (the “Loan Agreement”), with the consent of guarantor WILLIAM LYON HOMES, a Delaware corporation (“Guarantor”).

RECITALS

A. Bank has extended to Borrower credit (“Loan”) up to the maximum principal amount of One Hundred Million Dollars ($100,000,000) pursuant to the Loan Agreement, as further evidenced by that certain Amended and Restated Promissory Note dated as of July 14, 2005 (the “Note”) executed by Borrower and payable to the order of Bank.

B. The Loan is secured by, among other things, certain Construction Deeds of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) executed by Borrower as Trustor for the benefit of Bank (such Deeds of Trust, as amended to dated, shall be hereinafter referred to, individually, as a “Deed of Trust” and, collectively, as the “Deeds of Trust”). The Loan is further secured by the personal property described in certain UCC-1 Financing Statements relating to the property encumbered by the Deeds of Trust naming Borrower as Debtor and Bank as Secured Party (as amended to date, the “UCC Financing Statements”). The Deeds of Trust, the UCC Financing Statements, and such other agreements, documents and instruments securing the Loan are referred to individually and collectively as the “Security Documents”).

C. Repayment of the Loan and the completion of the improvements have been, and continue to be, guaranteed by the Repayment Guaranty dated as of June 28, 2004 and executed by Guarantor in favor of Bank (the “Guaranty”). The Guaranty and any other agreements, documents and instruments guarantying the Loan are referred to individually and collectively as the “Guaranty Documents”.

D. The Loan Agreement, the Note, the Security Documents, the Guaranty Documents, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as may be amended, modified, extended or restated from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified in this Modification.

E. The Borrower has requested that the Bank agree to extend the Revolving Credit Termination Date from June 28, 2007 to June 28, 2008, and to extend the Maturity Date from June 28, 2008, to June 28, 2009. Based on the representations of Borrower, Bank is willing to so extend the Revolving Credit Termination Date and the Maturity Date, subject to the terms and conditions herein.

F. The Borrower has also requested that the Bank revise the limitation on Spec Units to be based on the lesser of the number of units specified, the appraised absorption rate or the actual absorption rate. Based on the representations of Borrower, Bank is willing to so revise the limitation on Spec Units, subject to the terms and conditions herein.

G. The Borrower has also requested that the Bank increase the limitation on the Collateral Value of all Lots and Units in any Approved Subdivision located in California from Twenty-Five Million Dollars ($25,000,000) to Thirty Million Dollars ($30,000,000). Based on the representations of Borrower, Bank is willing to so increase the limitation on Collateral Value for Approved Subdivisions located in California, subject to the terms and conditions herein.

H. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.	ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

2.	MODIFICATION OF LOAN DOCUMENTS.

2.1 The Revolving Credit Termination Date is hereby extended from June 28, 2007 to June 28, 2008. In no event shall the Bank be required to make Advances of the Loan to Borrower and to issue Facility LCs for the account of Borrower after the Revolving Credit Termination Date, as extended hereby.

2.2 The Maturity Date is hereby extended from June 28, 2008 to June 28, 2009. All principal, interest and Other Amounts shall be immediately due and payable on the Maturity Date, as extended hereby.

2.3 Section 2.5 of the Loan Agreement is deleted in its entirety and replaced with the following:

“2.5 Method of Advances.

(a) Advances may be made by Bank at the written request of the Person or Persons designated by Borrower from time to time on Bank’s form of signature authorization; provided, however, that Bank shall have acknowledged receipt of any changes in the Person or Persons designated by Borrower, and such Person or Persons designated by Borrower will have executed a new signature authorization form. Subject to Section 2.4 and the other terms and conditions of this Agreement (including those hereinafter set forth), such Person or Persons are hereby authorized by Borrower to request Advances (subject to the limitations in this Agreement) not more frequently than one (1) time per day, and to direct the disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank has no duty to monitor for Borrower or Guarantor, or to report to any such Person, the use of proceeds of Advances. Subject to the satisfaction of all applicable terms and conditions, (i) with respect to each Draw Request submitted on or before 11:00 a.m. on any Business Day, Bank will make the requested advance on or before Noon on the next Business Day and (ii) with respect to a Draw Request received by Bank after 11:00 a.m. on any Business Day, Bank will make the requested advance on or before Noon on the second (2nd) Business Day thereafter. Notwithstanding the foregoing, at the sole option of Bank, advances may be paid in the joint names of Borrower and the contractor, engineer, subcontractor(s), or supplier(s) in payment of sums due under any applicable construction or similar contract to which Borrower is a party. At its sole option, Bank may directly pay the contractor, engineer, and any subcontractors or other parties the sums due under such construction or similar contract to which Borrower is a party. Borrower appoints Bank as its attorney-in-fact to make such payments. This power shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive an Event of Default under this Agreement.

(b) Bank, in its sole and absolute discretion, may elect to permit the Borrower to transmit Draw Requests electronically through an Internet website developed by Bank (“Website”). Bank shall deliver written notice of such election to the Borrower. Thereafter, upon completion of enrollment for appropriate access on the Website, any of the Persons authorized to request Advances under Section 2.5(a) above, may transmit a Draw Request to Bank through the Website and such transmission shall be considered a “writing” in satisfaction of the requirement under this Agreement for a written Draw Request for any Advance. Borrower’s access to, and use of, the Website shall be subject to Borrower’s compliance with all of the terms and conditions established by Bank for access to and use of the Website, including, without limitation, the Terms of Use and Privacy Policy, as published on the Website and amended from time to time. Bank reserves the right to deny the Borrower access to the Website, or withdraw its permission for Borrower to furnish Draw Requests through the Website, at any time, for any reason, without notice. The ability of Borrower to furnish Draw Requests through the Website is at all times subject to the availability of the Website.”

2.4 Section 3.6(c) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(c) Limitation on Spec Units by Subdivision. With respect to each Approved Subdivision, Borrower may not include in Eligible Collateral at any time more than the following: (i) for each Approved Subdivision other than a High End Subdivision which will contain SFR Units, the lesser of (A) thirty (30) Spec Units per each Approved Subdivision, (B) a five (5) Calendar Month supply based on the appraised absorption rate set forth in the most recent Appraisal for the Approved Subdivision or (C) a five (5) Calendar Month supply based on Bank’s then most recent determination, which determination shall be based on the actual absorption rate for the six (6) Calendar Month period preceding the date of such determination, (ii) for each High End Subdivision which will contain SFR Units, the lesser of (A) twenty-four (24) Spec Units per each Approved Subdivision, (B) a four (4) Calendar Month supply based on the appraised absorption rate set forth in the most recent Appraisal for the Approved Subdivision or (C) a four (4) Calendar Month supply based on Bank’s then most recent determination, which determination shall be based on the actual absorption rate for the six (6) Calendar Month period preceding the date of such determination, and (iii) for each Approved Subdivision which will contain Attached Units, such Spec Unit limitations as Bank shall determine upon admission of such Subdivision into the Borrowing Base (the “Absolute Maximum for Spec Units”).”

2.5 Section 3.8(c) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(c) Limitation on Collateral Value of Subdivision. The Collateral Value of all Lots and Units in any Approved Subdivision located in a state other than California shall not exceed Twenty-Five Million Dollars ($25,000,000). The Collateral Value of all Lots and Units in any Approved Subdivision located in California shall not exceed Thirty Million Dollars ($30,000,000).”

2.6 The Deeds of Trust are modified to secure payment and performance of the Loan as amended to date, in addition to all other “Obligations” of Borrower as therein defined. The foregoing notwithstanding, certain obligations continue to be excluded from the Obligations, as provided in the Deeds of Trust.

2.7 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor is materially incomplete, incorrect, or misleading as of the date hereof.

2.8 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.	CONDITIONS PRECEDENT.

Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Bank in the exercise of Bank’s sole judgment:

4.1 Bank shall have received fully executed and, where appropriate, acknowledged originals of this Modification, the attached consents signed by Guarantor, and any other documents which Bank may require or request in accordance with this Agreement or the other Loan Documents.

4.2 Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Agreement, including charges for title insurance (including endorsements), recording, filing and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, and legal fees and expenses of Bank’s counsel. Such costs and expenses may include the allocated costs for services of Bank’s in-house staffs, such as legal, appraisal, construction services and environmental services. Borrower acknowledges that any extension and modification fees payable in connection with this transaction do not include the amounts payable by Borrower under this subsection.

5.	ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.

6.	BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.

7.	CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

8.	COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

[Signatures on following page]

DATED as of the date first above stated.

BORROWER:	WILLIAM LYON HOMES, INC., a California corporation

	By:	/S/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Sr. Vice President

	By:	/S/ RICHARD S. ROBINSON
	Name:	Richard S. Robinson
	Title:	Sr. Vice President

BANK:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

	By:	/S/ KIMBERLEE EDWARDS
	Name:	Kimberlee Edwards
	Title:	F.V.P.

CONSENT AND AGREEMENT OF GUARANTOR

With respect to that certain Third Modification Agreement to the Borrowing Base Revolving Line of Credit Agreement (hereinafter, the “Modification”) between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), to which this Consent is attached, the undersigned (“Guarantor”), hereby (i) ratifies and reaffirms all of its obligations to Bank under the Guaranty, (ii) consents to the execution and delivery by Borrower of the attached Modification, and (iii) confirms that the Guaranty remains in full force and effect notwithstanding Borrower’s execution of the attached Modification. The undersigned agrees that the execution of this Consent and Reaffirmation of Guarantor (the “Consent”) is not necessary for the continued validity and enforceability of the Guaranty, but it is executed to induce Bank to enter into the Modification Agreement.

This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent to physically form one document. Facsimile transmission of the signed original of this Consent or the retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date set forth on the attached Third Modification Agreement.

“Guarantor”	WILLIAM LYON HOMES, a Delaware corporation

	By:	/S/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Sr. Vice President

	By:	/S/ RICHARD S. ROBINSON
	Name:	Richard S. Robinson
	Title:	Sr. Vice President